UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2016

NanoString Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35980	20-0094687
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Fairview Avenue North, Suite 2000

Seattle, Washington 98109

(Address of principal executive offices, including zip code)

(206) 378-6266

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2016, the compensation committee of the board of directors (the “Board”) of NanoString Technologies, Inc. (the “Company”) approved 2015 non-equity incentive plan compensation and 2016 base salaries for each of the Company’s named executive officers. For additional information, please see the section captioned “Executive Compensation” of the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 27, 2015.

Name	Title	2015 Non-Equity Plan Compensation	2016 Base Salary
R. Bradley Gray	President and Chief Executive Officer	$332,500	$545,000
James A. Johnson	Chief Financial Officer	180,095	377,000
Wayne D. Burns	Senior Vice President, Operations and Administration	164,430	375,000

Mr. Gray, Mr. Johnson and Mr. Burns are eligible to receive bonuses under the Company’s 2016 non-equity incentive plan of up to 85%, 50% and 50%, respectively, of their base salary. The 2016 performance goals for these officers are related to various corporate objectives, including continued revenue growth, enablement and initiation of additional diagnostic collaborations, penetrating expanded market opportunity through installed base growth, expanding the 3D Biology™ product suite with a focus on immuno-oncology, extending the Company’s leadership in molecular diagnostic development and commercialization, advancing development of new applications, achievement of cash position goals and other financial targets and additional stretch targets. Mr. Gray’s bonus is based solely on corporate goals. Bonuses for Mr. Johnson and Mr. Burns are based 75% on corporate goals and 25% on individual goals.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NanoString Technologies, Inc.

By:	/s/ R. Bradley Gray
R. Bradley Gray President and Chief Executive Officer

Date: February 8, 2016